Exhibit 1

Announcement  |  Lisbon  |  29 January 2015

Material facts disclosed by Oi

Portugal Telecom, SGPS S.A. hereby informs on the Material facts disclosed by Oi, S.A. related to the notices of Bondholders Meetings and management proposals, according to the company’s announcements attached hereto.

Portugal Telecom, SGPS SA Avenida Fontes Pereira de Melo, 40 1069-300 Lisboa Portugal	Public company Share capital Euro 26,895,375 Registered in the Commercial Registry Office of Lisbon and Corporation no. 503 215 058	Portugal Telecom is listed on the Euronext and New York Stock Exchange. Information may be accessed on the Reuters under the symbols PTC.LS and PT and on Bloomberg under the symbol PTC PL.	Luis Sousa de Macedo Investor Relations Director pt-ir@telecom.pt Tel.: +351 21 500 1701 Fax: +351 21 500 0800

www.ptsgps.pt

OI S.A.

Publicly-Held Company

Corporate Taxpayer’s ID (CNPJ/MF): 76.535.764/0001-43

Company Registry (NIRE): 33.30029520-88

CALL NOTICE

GENERAL MEETING OF DEBENTURE HOLDERS OF THE 5TH ISSUANCE OF DEBENTURES TO BE HELD ON FEBRUARY 12, 2015

OI S.A., a publicly-held company with headquarters at Rua Lavradio, No. 71, Centro, in the city and state of Rio de Janeiro, inscribed in the corporate roll of taxpayers (CNPJ/MF) under no. 76.535.764/0001-43, which articles of incorporation are registered with the Rio de Janeiro State Registry of Commerce (“JUCERJA”) under NIRE 33.30029520-8, registered with the Brazilian Securities and Exchange Commission (“CVM”) under code 11312 (the “Company”), due to the following, hereby invites the Debenture Holders of the Company’s 5th Issuance of Simple, Non-Convertible, Unsecured Debentures in Two Series for Public Distribution, such debentures having been originally issued by Telemar Norte Leste S.A. and subsequently transferred to the Company, to attend a general meeting to be held at 3:00 p.m. on February 12, 2015, at the Company’s headquarters in order to examine, discuss and vote on the agenda set forth herein:

(A)  approval of the authorization to complete the corporate restructuring that aims to raise the level of the Company’s corporate governance on the BM&F Bovespa and/or the merger of shares by Telemar Participações S.A. and the Company, upon the Company’s assumption of certain covenants in favor of the Debenture Holders, as discussed in the general meeting of Debenture Holders held on January 26, 2015, including, among others, the covenants referred to in the management proposal to be disclosed by the Company to market in accordance with applicable regulations (the “Management Proposal”);

(B) temporary waiver of the calculation of the financial covenants described in Section 6.21, item XV of the Indenture of the 5th Issuance of Unsecured Non-Convertible Debentures (originally issued by Telemar Norte Leste S.A.) (the “Indenture”), during the four (4) quarters of 2015, which should conform to the below:

•                 the maximum leverage to be calculated by the Company with respect to each of the four quarters of 2015, obtained by dividing the Total Gross Debt of the Company by the Company’s EBITDA, shall be less than 4.50 (four point fifty) times, except

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in the event that (i) prior to the effective transfer of the shares of PT Portugal SGPS S.A. (“PT Portugal”) to Altice Portugal S.A. (“Altice”) and payment of the sales price to the Company (the “Closing”), there is a need to deconsolidate the EBITDA of PT Portugal and its subsidiaries from the Company’s consolidated EBITDA calculation while, at the same time, there is a need to consolidate the debt of PT Portugal and its subsidiaries in the calculation of Total Gross Debt of the Company or (ii) after the Closing, PT Portugal’s debt will have been substantially transferred to the Company and its subsidiaries, being that, in either case, the maximum leverage to be calculated by the Company for each of the four quarters of 2015, obtained by dividing the Total Gross Debt by the Company’s EBITDA, shall be less than 6.00 times. For the quarters ended March 31, June 30 and September 30, 2015, the financial ratio provided herein shall be calculated according to the Company’s audited quarterly financial statements for each of those quarters. For the quarter ended December 31, 2015, the financial index provided herein shall be calculated according to the Company’s 2015 audited annual financial statements of the Company.

The determination of such financial covenants, described in Section 6.21, item XV of the Indenture (i.e., the ratio of the Company’s Total Gross Debt to EBITDA shall be less than 4.00, based on the Company’s consolidated balance sheet, and the ratio of the Company’s EBITDA to Debt Service shall be greater than or equal to 1.75, based on the Company’s consolidated balance), should be reinstated beginning in the first quarter of 2016 (inclusive).

The obligations described in this item (B) will require amendments to the Indenture, relating to the Company’s assumption of certain covenants in favor of the Debenture Holders, as discussed in the general meeting of Debenture Holders held on January 26, 2015, including, among others, the covenants referred to in the Management Proposal;

(C) in the event the resolutions described in items (A) and (B) above are approved, the Debenture Holders may elect either: (i) the payment of a certain amount to be proposed by the Company to the Debenture Holders (the “Waiver Fee”), the calculation method and the payment procedures of such Waiver Fee proposed by the Company are described in the Management Proposal; or (ii) the mandatory anticipated acquisition by the Company of the Debentures held by the respective Debenture Holders, such acquisition conditioned on the Company’s actual receipt of proceeds from the sale of all of the shares of PT Portugal to Altice, substantially consisting of the operations conducted by PT Portugal in Portugal and Hungary (the “Mandatory Acquisition”), the form and the procedures proposed by the

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Company for the execution of the Mandatory Acquisition are described in the Management Proposal;

(D) in the event the Debenture Holders exercise the option described in item (C) above, the definition and approval of the procedures to conduct the payment of the Waiver Fee or for the execution of the Mandatory Acquisition shall be pursuant to the Management Proposal; and

(E) the amendment to the Indenture will be drafted to be consistent with the covenants assumed and to be assumed by the Company in accordance with the approvals granted by the Debenture Holders in the general meeting of Debenture Holders convened by this Call Notice, as defined by the Company and the Debenture Holders in such general meeting.

General Instructions

The documentation related to the agenda is available at the Company’s headquarters and the headquarters of Planner Trustee DTVM Ltda. (the “Trustee”), as well as on the websites of the Company (www.oi.com.br), the Trustee (www.planner.com.br) and the CVM (www.cvm.gov.br).

In order to speed up the process and facilitate the work of the general meeting of Debenture Holders, the Debenture Holders should present themselves at the address indicated above bearing documents to attest their ownership of the respective Debentures.

Any proxy instruments granted by the Debenture Holders for their representation at the general meeting should be sent to the Trustee in up to two (2) business days prior the general meeting, via e-mail vrodrigues@planner.com.br, as well as deposited with the Trustee at its headquarters, located at Avenida Brigadeiro Faria Lima, nº 3.900, 10º andar, in the city and state of São Paulo.

Rio de Janeiro, January 28, 2015.

Bayard De Paoli Gontijo

Chief Executive Officer, Chief Financial Officer and Investor Relations Officer

Oi S.A.

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OI S.A.

Publicly-Held Company

CORPORATE TAXPAYER ID (CNPJ/MF): 76.535.764/0001-43

COMPANY REGISTRY (NIRE): 33.30029520-8

GENERAL MEETING OF DEBENTURE HOLDERS OF THE 5TH

ISSUANCE OF DEBENTURES

TO BE HELD ON FEBRUARY 12, 2015

MANAGEMENT PROPOSAL

RIO DE JANEIRO, JANUARY 28, 2015

OI S.A.

Publicly-Held Company

CORPORATE TAXPAYER ID (CNPJ/MF): 76.535.764/0001-43

COMPANY REGISTRY (NIRE): 33.30029520-8

GENERAL MEETING OF DEBENTURE HOLDERS OF THE 5TH ISSUANCE OF DEBENTURES TO BE HELD ON FEBRUARY 12, 2015

MANAGEMENT PROPOSAL

Dear Debenture Holders,

The management of OI S.A., a publicly-held company, with headquarters at Rua Lavradio No.71, 2º andar, Centro, in the city and state of Rio de Janeiro, whose articles of incorporation are registered with the Rio de Janeiro State Registry of Commerce under Company Registry (NIRE): 33.30029520-8, inscribed in the roll of corporate taxpayers (CNPJ) under number 76.535.764/0001-43, registered with the Brazilian Securities and Exchange Commission (“CVM”) as a publicly-held company category “A” under the code 11312 (“Company”), under the terms and for the purposes of the legislation in force and the Company’s Bylaws, hereby proposes and submits to deliberation by the debenture holders (the “Debenture Holders”) convened at the general meeting of Debenture Holders of the Company’s 5th Issuance of simple, non-convertible, unsecured debentures, in two series for public distribution, to be held on February 12, 2015, at the Company’s headquarters, the following proposals, pursuant to the provision of the call notice for the General Meeting of Debenture Holders of the 5th Issuance published on January 28, 2015 (“Call Notice”):

1.                                   CORPORATE RESTRUCTURING PROPOSAL

This is a proposal for the corporate restructuring that aims to promote the migration of the company’s shareholder base to the Novo Mercado trading segment of the BM&F Bovespa S.A. — Securities, Commodities and Futures Exchange (“BM&F Bovespa”), through the merger of its shares by Telemar Participações S. A. (“CorpCo”), CorpCo’s control thereby being terminated, as already disclosed to the market by the Company in the Material Fact of September 8, 2014 and the Notices to the Market of October 13 and 20, 2014 and November 10, 2014.

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2.                                   PROPOSAL FOR A TEMPORARY CHANGE OF RATIOS, RESULTING FROM THE WAIVER OF THE FINANCIAL COVENANTS

This is a temporary change of the ratios, resulting from the waiver of the financial covenants set forth in Clause 6.21, item XV, of the Indenture of the Company’s 5th Issuance of Simple, Non-Convertible, Unsecured Debentures for Public Distribution (“Indenture” and “Financial Covenants”, respectively) (such debentures originally issued by Telemar Norte Leste S.A.), during the four (4) quarters of 2015, which shall comply with the information below:

•                 The financial index of the maximum leverage to be calculated by the Company with respect to each of the four quarters of 2015, obtained by dividing the Total Gross Debt of the Company by the Company’s EBITDA, shall be less than 4.50 (four point fifty) times, except in the event that (i) prior to the effective transfer of the shares of PT Portugal to Altice and payment of the sales price to the Company (the “Closing”), there is a need to deconsolidate the EBITDA of PT Portugal and its subsidiaries from the Company’s consolidated EBITDA calculation while, at the same time, there is a need to consider the debt of PT Portugal and its subsidiaries in the calculation of Total Gross Debt of the Company or (ii) after the Closing, PT Portugal’s debt will have been substantially transferred to the Company and its subsidiaries, being that, in either case, the maximum leverage to be calculated by the Company for each of the four quarters of 2015, obtained by dividing the Total Gross Debt by the Company’s EBITDA, shall be less than or equal to 6.00 times. The financial index for the quarters ending on March 31, June 30, and September 31, 2015 will be calculated based on the Company’s financial statements respective to each quarter. The financial index for the quarter ending on December 31, 2015 will be calculated based on the Company’s year-end financials for 2015.

From the first quarter of 2016 on (inclusive), the ratios resulting from the determination of such financial covenants should revert to those currently described in Clause 6.21, item XV, of the Indenture (i.e., the ratio of the Company’s Total Gross Debt to EBITDA shall be less than or equal to 4.00, based on the Company’s consolidated shareholders’ equity, and the ratio of the Company’s EBITDA to Debt Service shall be greater than or equal to 1.75, based on the Company’s consolidated shareholders’ equity).

This proposal arises from the fact that, as disclosed in the Material Fact dated December 8, 2014, the Company’s Board of Directors approved the general terms and conditions for the sale of all the shares of PT Portugal SGPS S.A. (“PT Portugal”) to Altice Portugal S.A. (“Altice “), substantially consisting of the operations conducted by PT Portugal in Portugal and Hungary (“Sale of PT Portugal”).

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It should be noted that the Sale of PT Portugal was approved: (i) at Portugal Telecom SGPS S.A. (“PT SGPS”) Shareholders’ Meeting held on January 12, 2015, according to the Material Fact published by the Company on January 22, 2015; (ii) at the General Meeting of Debenture Holders of the 5th Issuance of the Company, held on January 26, 2015; with the latter approval conditional on: (x) call notice publication, on this date, for a new general meeting of the Debenture Holders of the 5th Issuance of the Company (“New GMDH”); (y) occurrence of the New GMDH prior to February 12, 2015 and (z) execution of an amendment to the Indenture, to include the covenants described in item 3 below and in accordance with the Material Fact issued by the Company on January 27, 2015.

In addition to the provisions in the above paragraph, the Sale of PT Portugal has the following additional conditions precedent: (i) conducting an intra-group restructuring in order to delineate the operations to be transferred, as well as to separate PT Portugal’s investments which will not be included in the sale, including the investments in Africatel GmbH & Co. KG and Timor Telecom S.A. and the investment in Rio Forte Investments S.A. (which are the subject of the swap exchange agreement with PT SGPS under which this investment will be exchanged for shares issued by Oi, which is still subject to approval by the CVM), as well as all or part of PT Portugal’s indebtedness; and (ii) obtaining all the necessary corporate, regulatory and contractual approvals by the Company and its shareholders.

The normal course of the Sale of PT Portugal will lead to a reduction in the Company’s EBITDA in a proportion that will not be consolidated in its financial statements, at the same time that PT Portugal’s current debt may be temporarily maintained, with a temporary impact on the Company’s gross leverage, although with a substantial immediate reduction in Company’s net debt, due to which we propose the temporary change of ratios resulting from the calculation of the Financial Covenants.

3.                                   PROPOSAL OF OBLIGATIONS TO BE ASSUMED BY THE COMPANY IN EXHANGE OF THE APPROVALS LISTED IN THIS PROPOSAL

This is a proposed assumption of the obligations listed below by the Company. These are conditioned on the approval by the Debenture Holders of the issues mentioned in items 1 and 2 above and shall be incorporated in the Indenture after execution of this amendment:

a)   any amounts received by the Company on account of the Sale of PT Portugal shall, until December 31, 2015, (a) remain denominated in Euros; or (b) if the Company decides to transfer part or all of these funds to Brazil and therefore convert them into Reais, the Company shall establish instruments to hedge against foreign exchange variation in relation to the resources that were converted in Reais;

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b)   the Company shall use all the amounts received by it on account of the sale of PT Portugal exclusively for the payment of its debts and / or to perform corporate transactions that aim to consolidate the telecommunications industry in Brazil, including the purchase of interests in other mobile operators;

c)   the Company will not pay dividends to its shareholders, as declared for the fiscal years ended December 31, 2014 and 2015, except for the payment of mandatory minimum dividends, as provided in Article 202 and 203 of the Brazilian Corporations Law; and

d)   the Company agrees to extend to the Debenture Holders of the 5th Issuance any benefits under more favorable conditions within the scope of obtaining the necessary authorizations for the Sale of PT Portugal that may be granted to other existing financial debts, such as, but not limited to, offer repurchases, rates of renegotiation, payment of a “waiver fee”, sale of assets as security to other creditors.

For purposes of sub item (d) above, anticipated repurchases or redemptions at market value shall be considered, independently of the rate of repurchase/redemption effectively used for each redemption, as equitable intra-group transactions.

Mandatory Acquisition and Waiver Fee — As a result of the ratification of the approval by the Debenture Holders of the matters of the items 1 and 2 above in the New GMDH, and according to the obligations assumed by the Company and described in this Management Proposal, the Company will offer the Debenture Holders of the 5th Issuance the following options: payment to the Debenture Holders of an amount equivalent to 100 bps (flat), calculated based on the nominal value of the Debentures, based on the remuneration of the Debentures (“Waiver Fee” and “Updated Nominal PU”), as well as for the Updated Nominal PU calculated on January 15, 2015, in accordance with the procedures set out in Annex I below; or (ii) complete the mandatory acquisition of debentures held by the respective Debenture Holders (“Withdrawing Debenture Holders”), which will  occur only upon receipt by the Company of the proceeds from the sale of PT Portugal (“Mandatory Acquisition”), and will be conducted in the secondary market and the Debenture’s price shall be calculated pursuant to the below:

•                 TNLE25 Assets — Mandatory Acquisition to be conducted according to the indicative spread (“Spread”) of these assets in relation to the B Series — National Treasury Notes, with an August 2020 maturity (“NTNB20”), which was on January 15, 2015 2.85% or 285 bps, according to the calculation below.

•                 The Spread will be applied to the closing fee of the NTNB20 published by Anbima 2 (two) business days before the Company’s payment for the Mandatory Acquisitions (“NTNB20 Fee”). The exponential sum of the NTNB20 Fee and the Spread will be the fee for the TNLE25 assets, which will be used as a reference to calculate the

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“Liquidation PU.” The Liquidation PU will be at most the nominal value of the debentures according to terms outlined in Item I of Section 3 of Article 55 of Law 6404/76, as amended, in that the TNLE25 assets will incur a minimum fee equal to IPCA +7.98%, this fee is equivalent to the pricing of the asset on the liquidation date.

*PU resulting from bargaining in the Secondary Market + indicative fees/Market (Anbima 01/15/2015)

TNLE25: 13,507.71 (fee: IPCA + 8.85%) — (Y)

Indicative closing fee of NTNB20 (Anbima 01/15/2015)

NTNB20: IPCA + 5.83% - (Z)

**Spreads for TNLE25 assets

TNLE25: (1+Y) / (1+Z) = : (1 + 8.85%) / (1 + 5.83%) = 2.85% or 285 bps

The Mandatory Acquisition of the Debentures held by the Withdrawing Debenture Holders will only take place upon the receipt, by the Company, of the proceeds from the Sale of PT Portugal, according to the terms outlined in Annex I of this document.

Those Debenture Holders which attended the General Meeting and abstained from voting or voted against any of the authorizations/waivers requested by the Company, and described in items 1 and 2 above, will receive the Waiver Fee as long as the approval of all of the agenda’s matters are ratified in the New GMDH. These Debenture Holders are to be listed in the minutes of the New GMDH, included in an annex.

Those Debenture Holders that do not hold outstanding Debentures, and therefore could not vote on the matters discussed in the New GMDH, will be eligible to opt to receive the Waiver Fee or be included in the Mandatory Acquisition, if they declare so in a joint statement with the trustee issued within 2 (two) business days of the New GMDH.

For those Debenture Holders who did not attend the New GMDH (“Absent Debenture Holders”), the right to receive the Waiver Fee will be automatically imputed, subject to the terms described in Annex I hereto, unless these Absent Debenture Holders issue a joint statement with the trustee, within 2 (two) business days of the New GMDH, stating their interest to participate in the Mandatory Acquisition.

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If the Company does not have the requisite information for the payment of any Absent Debenture Holder, the Company will keep the available funds until such information is supplied to it, then it will effectuate the Waiver Fee payment  without any increases.

4.                                   ADDITIONAL PROPOSALS

The Company may assume certain obligations before the Debenture Holders in return for approval of the matters outlined in items 1 and 2 above, which will be discussed at the general meeting of Debenture Holders, and which will be distinct from, or complement the above proposed obligations. In which case, these obligations can be incorporated in an amendment to the Indenture, in accordance with the agreements made with the Debenture Holders of the 5th Issuance, as discussed during the New GMDH.

5.                                   CONCLUSIONS

The documentation related to the proposals herein is available to the Debenture Holders at the Company’s headquarters and on the websites of the Company (http://www.oi.com.br), the CVM (http://www.cvm.gov.br/) and the BM&FBOVESPA (http://www.bmfbovespa.com.br/).

This proposal may be subsequently complemented by the Company’ management, if necessary.

For the reasons described above, the Company’s management submits this proposal to the Debenture Holders convened at the general meeting.

Rio de Janeiro, January 28, 2015.

José Mauro Mettrau Carneiro da Cunha

Chairman of the Board of Directors

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Proceedings Relating to the Payment of the Waiver Fee and the Mandatory Acquisition

1.         Discussions during the New GMDH , as conditions for the Debenture Holders’ approval of the matters in the agenda, of the Company’s  assumption of the payment of the Waiver Fee or the Mandatory Acquisition. Therefore, each Debenture Holder should choose between: (i) receiving the Waiver Fee and continuing as a Debenture Holder or (ii) subject to the Mandatory Acquisition, which was granted solely to the Withdrawing Debenture Holders (who opted not to accept the Waiver Fee) and which exercise (i) shall be proportional to the Debentures titles held by each one of the Withdrawing Debenture Holders on the date of the New GMDH; and (ii) shall be subject to the receipt, by the Company, of the proceeds from the Sale of PT Portugal.

2.         The Mandatory Acquisition shall represent a strict personal right of the Withdrawing Debenture Holders, proportional to such Debentures held by each Debenture Holder, and shall not accompany the Debentures in case of their sale by the Withdrawing Debenture Holders, therefore, not altering the characteristics of the Debentures. Once a Debenture Holder opts for the Mandatory Acquisition, in the event such Withdrawing Debenture Holder sells its Debentures in the secondary market during the period between the date of the New GMDH and the effective date of the Mandatory Acquisition, the Company shall only acquire the Debentures held by the respective Withdrawing Debenture Holder on the  effective date of the Mandatory Acquisition, and this Withdrawing Debenture Holder shall automatically lose the right of the Mandatory Acquisition with respect to the Debentures sold. Moreover, in case the Withdrawing Debenture Holder comes to acquire additional Debentures to the Debentures held on this date, the Mandatory Acquisition shall only apply to the number of Debentures held on this date.

3.         The Debenture Holders will be able to opt to either accept the Waiver Fee or the Mandatory Acquisition once the New GMDH has approved all the authorizations/waivers requested by the Company. The decision of each Debenture Holder to receive the Waiver Fee or the Mandatory Acquisition shall to all of the Debentures held by such Debenture Holder, so that all the Debentures held by the same Debenture Holder shall be subject to only one of these options.

4.         For those Debenture Holders who opt for the payment of the Waiver Fee, the payments of the amounts due to each one of them shall be paid by the Company within 7 (seven) business days from the date of the New GMDH (“Waiver Fee Payment Date”), and all the Debenture Holders who opt for the payment of the Waiver Fee shall receive their amount due on a single date. The payment of the Waiver Fee shall be executed through the Bookkeeping Agent or through direct bank transfer made directly from the Company to the respective Debenture Holders.

5. Subject to the provisions herein, the Debenture Holders who are not Withdrawing Debenture Holders and who are holders of Debentures on the business day immediately prior to the Waiver Fee Payment Date shall be entitled to the Waiver Fee, and the Waiver Fee shall be paid to such

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Debenture Holders at a rate proportional to the number of Debentures held by each one Debenture Holder on the business day immediately preceding the Waiver Fee Payment Date. The Company shall make sufficient funds available to the Bookkeeping Agent in order to allow for such payments to be made.

6. The Mandatory Acquisition shall represent an obligation assumed by the Company for the benefit of the Debenture Holders on this date and should occur prior to December 31, 2015, and the Company undertakes to perform the Mandatory Acquisition within up to 5 (five) business days from the date of receipt of the proceeds of the Sale of PT Portugal. The amount to be paid by the Company to the Withdrawing Debenture Holders should be calculated in accordance with the formula in the Management Proposal, of which this annexed to, and the amount to be paid by the Company for the Mandatory Acquisition shall in every case be subject to the provisions of item I of paragraph 3 of Article 55 of the Law 6,404, of December 15, 1976 (as amended).

7. For purposes of carrying out the Mandatory Acquisition, the following procedures shall be observed:

(i)                                  the Company shall inform the trustee, the Withdrawing Debenture Holders and the CETIP, with a minimum period of 5 (five) business days in advance, the date that it intends to perform the Mandatory Acquisition;

(ii)                              the Company and the Withdrawing Debenture Holders shall perform, through CETIP, the purchase and sale of the respective Debentures, subject to CETIP’s operating procedures; and

(iii)                          once the Mandatory Acquisition is concluded, the Debentures acquired by the Company shall be cancelled and the systems of the CETIP and the Bookkeeping Agent adjusted accordingly.

8. In case the Company does not receive the proceeds from the Sale of PT Portugal prior to December 31, 2015, the Withdrawing Debenture Holders, who on December 31, 2015 held Debentures subject to the Mandatory Acquisition, shall hold a special purpose general meeting and chose to either (i) receive the Waiver Fee paid to the other Debenture Holders as determined at the New GMDH (without any increase) and waive the right to the Mandatory Acquisition; or (ii) postpone the cut-off date provided for the performance of the Mandatory Acquisition, agreeing with the Company when the new cut-off date should occur, and under no circumstances shall there be a renegotiation of the calculation of the amount to be paid by the Company to the Withdrawing Debenture Holders.

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S.A.

Publicly-Held Company

Corporate Taxpayer’s ID (CNPJ/MF): 76.535.764/0001-43

Company Registry (NIRE): 33.30029520-88

CALL NOTICE

GENERAL MEETING OF DEBENTURE HOLDERS OF THE 9TH ISSUANCE OF

DEBENTURES TO BE HELD ON FEBRUARY 12, 2015

OI S.A., a publicly-held company with headquarters at Rua Lavradio, No. 71, Centro, in the city and state of Rio de Janeiro, inscribed in the corporate roll of taxpayers (CNPJ/MF) under no. 76.535.764/0001-43, which articles of incorporation are registered with the Rio de Janeiro State Registry of Commerce (“JUCERJA”) under NIRE 33.30029520-8, registered with the Brazilian Securities and Exchange Commission (“CVM”) under code 11312 (the “Company”), due to the following, hereby invites the Debenture Holders of the Company’s 9th Issuance of Simple, Non-Convertible, Unsecured Debentures in Two Series for Public Distribution, to attend a general meeting to be held at 9:30 a.m. on February 12, 2015, at the Company’s headquarters in order to examine, discuss and vote on the agenda set forth herein:

(A) ratification of the approval to sell all of the shares of PT Portugal SGPS S.A. (“PT Portugal”) to Altice Portugal S.A. (“Altice”), substantially consisting of the operations conducted by PT Portugal in Portugal and Hungary (“Sale of PT Portugal”), including the completion of the corporate reorganization required for implementing such sale, so as not to give rise to discussions on any potential non-compliance with Clause 23.6, item XII of the Indenture for the 9th Issuance of Simple, Non-Convertible, Unsecured Debentures, in Two Series, for Public Distribution (the “Indenture”), upon the Company’s assumption of certain covenants adopted at the general meeting of Debenture Holders held on January 26, 2015, in accordance with the terms of items 1.1 to 1.4 of the minutes of such general meeting of Debenture Holders and reproduced in the management proposal to be disclosed by the Company to the market in accordance with applicable regulations (the “Management Proposal”);

(B) approval of the authorization to complete the corporate restructuring that aims to raise the level of the Company’s corporate governance on the BM&F Bovespa and/or the merger of shares by Telemar Participações S.A. and the Company, pursuant to Clause 23.6, item XIII of the Indenture, upon the Company’s assumption of certain covenants in favor of the Debenture Holders, as discussed in the general meeting of Debenture Holders held on January 26, 2015, including, among others, the covenants referred to in the Management Proposal;

(C) temporary waiver of the calculation of the financial covenants described in Section 6.23, item XVIII of the Indenture, during the four (4) quarters of 2015, which should conform to the below:

•                               the maximum leverage to be calculated by the Company with respect to each of the four quarters of 2015, obtained by dividing the Total Gross Debt of the Company by the Company’s EBITDA, shall be less than 4.50 (four point fifty) times, except in the event that (i) prior to the effective transfer of the shares of PT Portugal to Altice and payment of the sales price to the Company (the “Closing”), there is a need to deconsolidate the EBITDA of PT Portugal and its subsidiaries from the Company’s consolidated EBITDA calculation while, at the same time, there is a need to consolidate the debt of PT Portugal and its subsidiaries in the calculation of Total Gross Debt of the Company or (ii) after the Closing, PT Portugal’s debt will have been substantially transferred to the Company and its subsidiaries, being that, in either case, the maximum leverage to be calculated by the Company for each of the four quarters of 2015, obtained by dividing the Total Gross Debt by the Company’s EBITDA, shall be less than 6.00 times. For the quarters ended March 31, June 30 and September 30, 2015, the financial ratio provided herein shall be calculated according to the Company’s audited quarterly financial statements for each of those quarters. For the quarter ended December 31, 2015, the financial index provided herein shall be calculated according to the Company’s 2015 audited annual financial statements of the Company.

The determination of such financial covenants, described in Section 6.23, item XVIII of the Indenture (i.e., the ratio of the Company’s Total Gross Debt to EBITDA shall be less than 4.00, based on the Company’s consolidated balance sheet, and the ratio of the Company’s EBITDA to Debt Service shall be greater than or equal to 1.75, based on the Company’s consolidated balance), should be reinstated beginning in the first quarter of 2016 (inclusive).

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The obligations described in this item (C) will require amendments to the Indenture, relating to the Company’s assumption of certain covenants in favor of the Debenture Holders, including, among others, the covenants referred to in the Management Proposal;

(D) in the event the resolutions described in items (A), (B) and (C) above are approved, the Debenture Holders may elect either: (i) the payment of a certain amount to be proposed by the Company to the Debenture Holders (the “Waiver Fee”), the calculation method and the payment procedures of such Waiver Fee proposed by the Company are described in the Management Proposal; or (ii) the mandatory anticipated acquisition by the Company of the Debentures held by the respective Debenture Holders, such acquisition conditioned on the Company’s actual receipt of proceeds from the Sale of PT Portugal (the “Mandatory Acquisition”), the form and the procedures proposed by the Company for the execution of the Mandatory Acquisition are described in the Management Proposal;

(E) in the event the Debenture Holders exercise the option described in item (D) above, the definition and approval of the procedures to conduct the payment of the Waiver Fee or for the execution of the Mandatory Acquisition shall be pursuant to the Management Proposal; and

(F) the amendment to the Indenture will be drafted to be consistent with the covenants assumed and to be assumed by the Company in accordance with the approvals granted by the Debenture Holders in the general meeting of Debenture Holders convened by this Call Notice, as defined by the Company and the Debenture Holders in such general meeting.

General Instructions

In order to speed up the process and facilitate the work of the general meeting of Debenture Holders, the Debenture Holders should present themselves at the address indicated above bearing documents to attest their ownership of the respective Debentures.

Any proxy instruments granted by the Debenture Holders for their representation at the general meeting should be sent to the Trustee in up to two (2) business days prior the general meeting, via e-mail vrodrigues@planner.com.br, as well as deposited with the Trustee at its headquarters, located at Avenida Brigadeiro Faria Lima, nº 3.900, 10º andar, in the city and state of São Paulo.

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Rio de Janeiro, January 28, 2015.

Bayard De Paoli Gontijo

Chief Executive Officer, Chief Financial Officer and Investor Relations Officer

Oi S.A.

4

OI S.A.

Publicly-Held Company

CORPORATE TAXPAYER ID (CNPJ/MF): 76.535.764/0001-43

COMPANY REGISTRY (NIRE): 33.30029520-8

GENERAL MEETING OF DEBENTURE HOLDERS OF THE 9TH

ISSUANCE OF DEBENTURES

TO BE HELD ON FEBRUARY 12, 2015

MANAGEMENT PROPOSAL

RIO DE JANEIRO, JANUARY 28, 2015

OI S.A.

Publicly-Held Company

CORPORATE TAXPAYER ID (CNPJ/MF): 76.535.764/0001-43

COMPANY REGISTRY (NIRE): 33.30029520-8

GENERAL MEETING OF DEBENTURE HOLDERS OF THE 9TH ISSUANCE OF DEBENTURES

TO BE HELD ON FEBRUARY 12, 2015

MANAGEMENT PROPOSAL

Dear Debenture Holders,

The management of OI S.A., a publicly-held company, with headquarters at Rua Lavradio No. 71, 2º andar, Centro, in the city and state of Rio de Janeiro, whose articles of incorporation are registered with the Rio de Janeiro State Registry of Commerce under Company Registry (NIRE): 33.30029520-8, inscribed in the roll of corporate taxpayers (CNPJ) under number 76.535.764/0001-43, registered with the Brazilian Securities and Exchange Commission (“CVM”) as a publicly-held company category “A” under the code 11312 (“Company”), under the terms and for the purposes of the legislation in force and the Company’s Bylaws, hereby proposes and submits to deliberation by the debenture holders (the “Debenture Holders”) convened at the general meeting of Debenture Holders of the Company’s 9th Issuance of simple, non-convertible, unsecured debentures, in two series for public distribution, to be held on February 12, 2015, at the Company’s headquarters, the following proposals, pursuant to the provisions of the call notice for the General Meeting of Debenture Holders of the 9th Issuance published on January 28, 2015 (“Call Notice”):

1.                                   PROPOSAL FOR THE SALE OF PT PORTUGAL SGPS S.A. (“PT PORTUGAL”)

This is a proposal for the sale of all the shares of PT Portugal to Altice Portugal S.A. (“Altice”), substantially involving PT Portugal’s operations in Portugal and Hungary (“Sale of PT Portugal”), as disclosed in the Material Fact dated December 8, 2014, including the completion of the corporate reorganization required for implementing such sale, so as not to  open up for discussion any non-compliance issues with regards to covenants described in Clause 6.23, item XII, of the Indenture for the 9th Issuance of Non-Convertible Unsecured Debentures, up to Two Series, for Public Distribution of the Company (“Indenture”), as discussed in the General Meeting of Debenture Holders held on January 26, 2015.

It should be noted that the Sale of PT Portugal was approved: (i) at Portugal Telecom SGPS S.A. (“PT SGPS”) Shareholders’ Meeting held on January 12, 2015, according to the Material Fact published by the Company on January 22, 2015; (ii) at the General Meeting of Debenture Holders of the 9th Issuance of the Company, held on January 26, 2015; with the latter approval conditional on: (x) call notice publication, on this date, for a new general meeting of the Debenture Holders of the 9th Issuance of the Company (“New GMDH”); (y) occurrence of the New GMDH prior to February 12, 2015 and (z) execution of an amendment to the Indenture, to include the covenants described in item 4 below and in accordance with the Material Fact issued by the Company on January 27, 2015.

In addition to the provisions in the above paragraph, the Sale of PT Portugal has the following additional conditions precedent: (i) conducting an intra-group restructuring in order to delineate the operations to be transferred, as well as to separate PT Portugal’s investments which will not be included in the sale, including the investments in Africatel GmbH & Co. KG and Timor Telecom S.A., and the investment in Rio Forte Investments S.A. (which are the subject of the swap exchange agreement with PT SGPS under which this investment will be exchanged for shares issued by Oi, which is still subject to approval by the CVM), as well as all or part of PT Portugal’s indebtedness; and (ii) obtaining all the necessary corporate, regulatory and contractual approvals by the Company and its shareholders.

2.                                   CORPORATE RESTRUCTURING PROPOSAL

This is a proposal for the corporate restructuring that aims to promote the migration of the company’s shareholder base to the Novo Mercado trading segment of the BM&F Bovespa S.A. – Securities, Commodities and Futures Exchange (“BM&F Bovespa”), through the merger of its shares by Telemar Participações S. A. (“CorpCo”), CorpCo’s control thereby being terminated, as already disclosed to the market by the Company in the Material Fact of September 8, 2014 and the Notices to the Market of October 13 and 20, 2014 and November 10, 2014.

3.            PROPOSAL FOR A TEMPORARY CHANGE OF RATIOS, RESULTING FROM THE WAIVER OF THE FINANCIAL COVENANTS

This is a temporary change of ratios, resulting from the waiver of the financial covenants set forth in Clause 6.23, item XVIII, of the Indenture (“Financial Covenants”), during the four (4) quarters of 2015, which shall comply with the information below:

•                  The financial index of the maximum leverage to be calculated by the Company with respect to each of the four quarters of 2015, obtained by dividing the Total Gross Debt of the Company by the Company’s EBITDA, shall be less than or equal to 4.50 (four point fifty) times, except in the event that (i) prior to the effective transfer of the shares of PT Portugal to Altice and payment of the sales price to the Company (the “Closing”), there is a need to deconsolidate the EBITDA of PT Portugal and its subsidiaries from the Company’s consolidated EBITDA calculation while, at the same time, there is a need to consider the debt of PT Portugal and its subsidiaries in the calculation of Total Gross Debt of the Company or (ii) after the Closing, PT Portugal’s debt will have been substantially transferred to the Company and its subsidiaries, being that, in either case, the maximum leverage to be calculated by the Company for each of the four quarters of 2015, obtained by dividing the Total Gross Debt by the Company’s EBITDA, shall be less than or equal to 6.00 times. The financial index for the quarters ending on March 31, June 30, and September 31, 2015 will be calculated based on the Company’s financial statements respective to each quarter. The financial index for the quarter ending on December 31, 2015 will be calculated based on the Company’s year-end financials for 2015.

From the first quarter of 2016 (inclusive) the ratios resulting from the determination of such financial covenants should revert to those currently described in Clause 6.23, item XVIII, of the Indenture (i.e., the ratio of the Company’s Total Gross Debt to EBITDA shall be less than or equal to 4.00, based on the Company’s consolidated shareholders’ equity, and the ratio of the Company’s EBITDA to Debt Service shall be greater than or equal to 1.75, based on the Company’s consolidated shareholders’ equity).

The normal course of the Sale of PT Portugal will lead to a reduction in the Company’s EBITDA in a proportion that will not be consolidated in its financial statements, at the same time that PT Portugal’s current debt may be temporarily maintained, with a temporary impact on the Company’s gross leverage, although with a substantial immediate reduction in Company’s net debt, due to which we propose the temporary change of ratios resulting from the calculation of the Financial Covenants.

4.                                   PROPOSAL OF OBLIGATIONS TO BE ASSUMED BY THE COMPANY IN EXHANGE OF THE APPROVALS LISTED IN THIS PROPOSAL

This is a proposed assumption of the obligations listed below by the Company. These are conditioned on the approval by the Debenture Holders of the issues mentioned in item 1 above and shall be incorporated in the Indenture after execution of this amendment:

a)           any amounts received by the Company on account of the Sale of PT Portugal shall, until December 31, 2015, (a) remain denominated in Euros; or (b) if the Company decides to transfer part or all of these funds to Brazil and therefore convert them into Reais, the Company shall establish instruments to hedge against foreign exchange variation in relation to the resources that were converted in Reais;

b)   the Company shall use all the amounts received by it on account of the sale of PT Portugal exclusively for the payment of its debts and / or to perform corporate transactions that aim to consolidate the telecommunications industry in Brazil, including the purchase of interests in other mobile operators;

c)    the Company will not pay dividends to its shareholders, as declared for the fiscal years ended December 31, 2014 and 2015, except for the payment of mandatory minimum dividends, as provided in Article 202 and 203 of the Brazilian Corporations Law; and

d)   the Company agrees to extend to the Debenture Holders of the 9th Issuance any benefits under more favorable conditions within the scope of obtaining the necessary authorizations for the Sale of PT Portugal that may be granted to other existing financial debts, such as, but not limited to, offer repurchases, rates of renegotiation, payment of “waiver fee”, sale of assets as security to other creditors

For purposes of sub item (d) above, anticipated repurchases or redemptions at market value shall be considered, independently of the rate of repurchase/redemption effectively used for each redemption, as equitable intra-group transactions.

Mandatory Acquisition and Waiver Fee – As a result of the ratification of the approval of the Debenture Holders of the matters of item 1 above in the New GMDH, as well as the approval of the issues discussed in items 2 and 3 above by the Debenture Holders during the New GMDH, and according to the obligations assumed by the Company and described in this Management Proposal, the Company will offer the Debenture Holders of the 9th Issuance the following options: payment to the Debenture Holders of an amount equivalent to 100 bps (flat ), calculated based on the nominal value of the Debentures, based on the remuneration of the Debentures (“Waiver Fee” and “Updated Nominal PU”), as well as for the Updated Nominal PU calculated on January 15, 2015, in accordance with the procedures set out in Annex I below; or (ii) complete the mandatory acquisition of debentures held by the respective Debenture Holders (“Withdrawing Debenture Holders”) which will occur only upon receipt by the Company of the proceeds from the sale of PT Portugal (“Mandatory Acquisition”), and will be conducted in the secondary market and the Debenture’s price shall be calculated pursuant to the below:

•      BRTO19 Assets – Mandatory Acquisition to be conducted according to the indicative rates on the closing of January 15, 2015, disclosed by the Brazilian Association of Financial and Capital Markets – ANBIMA, which was 10,277.61 (CDI rate + 1.61%); and

•      BRTO29 Assets – Mandatory Acquisition to be conducted according to the indicative spread (“Spread”) of these assets in relation to the B Series – National Treasury Notes, with August

2020 maturity (“NTNB20”), which was on January 15, 2015 3.58% or 358 bps, according to the calculation below.

•                  The Spread will be applied to the closing fee of the NTNB20 published by Anbima 2 (two) business days before the Company’s payment for the Mandatory Acquisitions (“NTNB20 Fee”). The exponential sum of the NTNB20 Fee and the Spread will be the fee for the BRTO29 assets, which will be used as a reference to calculate the “Liquidation PU.” The Liquidation PU will be at most the nominal value of the debentures according to terms outlined in Item I of Section 3 of Article 55 of Law 6404/76, as amended, in that the BRTO29 assets will incur a minimum fee equal to IPCA +6.20%, this fee is equivalent to the pricing of the asset on the liquidation date.

*PU resulting from bargaining in the Secondary Market + indicative fees/Market
(Anbima 01/15/2015)
BRTO 19: 10,277.61 (CDI fee + 1.61)
BRTO29: 10,974.61 (fee: IPCA + 9.62%) – (X)

Indicative closing fee of NTNB20 (Anbima 01/15/2015)
NTNB20: IPCA + 5.83% - (Z)

**Spreads for BRTO29 assets
BRTO29: (1+X) / (1+Z) = : (1 + 9.62%) / (1 + 5.83%) = 3.58% or 358 bps

The Mandatory Acquisition of the Debentures held by the Withdrawing Debenture Holders will only take place upon the receipt, by the Company, of the proceeds from the Sale of PT Portugal, according to the terms outlined in Annex I of this document.

Those Debenture Holders which attended the General Meeting and abstained from voting or voted against any of the authorizations/waivers requested by the Company, and described in items 1 and 2 above, will receive the Waiver Fee as long as the approval of all of the agenda’s matters are ratified or approved, respectively, in the New GMDH. These Debenture Holders are to be listed in the minutes of the New GMDH, included in an annex.

Those Debenture Holders that do not hold outstanding Debentures, and therefore could not vote on the matters discussed in the New GMDH, will be eligible to opt to receive the Waiver Fee or be included in the Mandatory Acquisition, if they declare so in a joint statement with the trustee issued within 2 (two) business days of the New GMDH.

For those Debenture Holders, who did not attend the New GMDH (“Absent Debenture Holders”), the right to receive the Waiver Fee will be automatically imputed, subject to the terms described in Annex I hereto, unless these Absent Debenture Holders issue a joint statement with the trustee, within 2 (two) business days of the New GMDH, stating their interest to participate in the Mandatory Acquisition.

If the Company does not have the requisite information for the payment of any Absent Debenture Holder, the Company will keep the available funds until such information is supplied to it, then it will effectuate the Waiver Fee payment without any increases.

5.                                   ADDITIONAL PROPOSALS

The Company may assume certain obligations before the Debenture Holders in return for approval of the matters outlined in items 1 and 3 above, which will be discussed at the general meeting of Debenture Holders, and which will be distinct from, or complement the above proposed obligations. In which case, these obligations can be incorporated in an amendment to the Indenture, in accordance with the agreements made with the Debenture Holders of the 9th Issuance, as discussed during the New GMDH.

6.                                   CONCLUSIONS

The documentation related to the proposals herein is available to the Debenture Holders at the Company’s headquarters and on the websites of the Company (http://www.oi.com.br), the CVM (http://www.cvm.gov.br/) and the BM&FBOVESPA (http://www.bmfbovespa.com.br/).

This proposal may be subsequently complemented by the Company’ management, if necessary.

For the reasons described above, the Company’s management submits this proposal to the Debenture Holders convened at the general meeting.

Rio de Janeiro, January 28, 2015.

José Mauro Mettrau Carneiro da Cunha

Chairman of the Board of Directors

Proceedings Relating to the Payment of the Waiver Fee and the Mandatory Acquisition

1.                                    Discussions during the New GMDH , as conditions for the Debenture Holders’ approval of the matters in the agenda, of the Company’s assumption of the payment of the Waiver Fee or the Mandatory Acquisition. Therefore, each Debenture Holder should choose between: (i) receiving the Waiver Fee and continuing as a Debenture Holder or (ii) subject to the Mandatory Acquisition, which was granted solely to the Withdrawing Debenture Holders (who opted not to accept the Waiver Fee) and which exercise (i) shall be proportional to the Debentures titles held by each one of the Withdrawing Debenture Holders on the date of the New GMDH; and (ii) shall be subject to the receipt, by the Company, of the proceeds from the Sale of PT Portugal.

2.                                    The Mandatory Acquisition shall represent a strict personal right of the Withdrawing Debenture Holders, proportional to such Debentures held by each Debenture Holder, and shall not accompany the Debentures in case of their sale by the Withdrawing Debenture Holders, therefore, not altering the characteristics of the Debentures. Once a Debenture Holder opts for the Mandatory Acquisition, in the event such Withdrawing Debenture Holder sells its Debentures in the secondary market during the period between the date of the New GMDH and the effective date of the Mandatory Acquisition, the Company shall only acquire the Debentures held by the respective Withdrawing Debenture Holder on the  effective date of the Mandatory Acquisition, and this Withdrawing Debenture Holder shall automatically lose the right of the Mandatory Acquisition with respect to the Debentures sold. Moreover, in case the Withdrawing Debenture Holder comes to acquire additional Debentures to the Debentures held on this date, the Mandatory Acquisition shall only apply to the number of Debentures held on this date.

3.                                    The Debenture Holders will be able to opt to either accept the Waiver Fee or the Mandatory Acquisition once the New GMDH has approved all the authorizations/waivers requested by the Company. The decision of each Debenture Holder to receive the Waiver Fee or the Mandatory Acquisition shall to all of the Debentures held by such Debenture Holder, so that all the Debentures held by the same Debenture Holder shall be subject to only one of these options.

4.                                    For those Debenture Holders who opt for the payment of the Waiver Fee, the payments of the amounts due to each one of them shall be paid by the Company within 7 (seven) business days from the date of the New GMDH (“Waiver Fee Payment Date”), and all the Debenture Holders who opt for the payment of the Waiver Fee shall receive their amount due on a single date. The payment of the Waiver Fee shall be executed through the Bookkeeping Agent or through direct bank transfer made directly from the Company to the respective Debenture Holders.

5. Subject to the provisions herein, the Debenture Holders who are not Withdrawing Debenture Holders and who are holders of Debentures on the business day immediately prior to the Waiver Fee Payment Date shall be entitled to the Waiver Fee, and the Waiver Fee shall be paid to such

Debenture Holders at a rate proportional to the number of Debentures held by each one Debenture Holder on the business day immediately preceding to the Waiver Fee Payment Date. The Company shall make sufficient funds available to the Bookkeeping Agent in order to allow for such payments to be made.

6. The Mandatory Acquisition shall represent an obligation assumed by the Company for the benefit of the Debenture Holders on this date and should occur prior to December 31, 2015, and the Company undertakes to perform the Mandatory Acquisition within up to 5 (five) business days from the date of receipt of the proceeds of the Sale of PT Portugal. The amount to be paid by the Company to the Withdrawing Debenture Holders should be calculated in accordance with the formula in the Management Proposal, of which this annexed to, and the amount to be paid by the Company for the Mandatory Acquisition shall in every case be subject to the provisions of item I of paragraph 3 of Article 55 of the Law 6,404, of December 15, 1976 (as amended).

7. For purposes of carrying out the Mandatory Acquisition, the following procedures shall be observed:

(i)                                  the Company shall inform the trustee, the Withdrawing Debenture Holders and the CETIP, with a minimum period of 5 (five) business days in advance, the date that it intends to perform the Mandatory Acquisition;

(ii)                              the Company and the Withdrawing Debenture Holders shall perform, through CETIP, the purchase and sale of the respective Debentures, subject to CETIP’s operating procedures; and

(iii)                          once the Mandatory Acquisition is concluded, the Debentures acquired by the Company shall be cancelled and the systems of the CETIP and the Bookkeeping Agent adjusted accordingly.

8. In case the Company does not receive the proceeds from the Sale of PT Portugal prior to December 31, 2015, the Withdrawing Debenture Holders, who on December 31, 2015 held Debentures subject to the Mandatory Acquisition, shall hold a special purpose general meeting and chose to either (i) receive the Waiver Fee paid to the other Debenture Holders as determined at the New GMDH(without any increase) and waive the right to the Mandatory Acquisition; or (ii) postpone the cut-off date provided for the performance of the Mandatory Acquisition, agreeing with the Company when the new cut-off date should occur, and under no circumstances shall there be a renegotiation of the calculation of the amount to be paid by the Company to the Withdrawing Debenture Holders.